MEMORANDUM OF UNDERSTANDING

                               PARTIES:

Geosearch Inc. (hereinafter "Geosearch")
     Tim Gillespie, President, PO Box 5988, Missoula, Mt. 59806
     William C. Crockett, 2292 Courville Trail, Polson, Mt. 59860

United States Antimony Corporation (hereinafter "USAC")
     PO Box 643
     Thompson Falls, Mt. 59873

                               RECITALS

1. On 8 July 1987, Geosearch entered into a Lease Agreement with Yellow Jacket Mines, Inc. of 631 St. Claire Drive, Palo Alto, CA.

2. On 19 February 1988, Geosearch entered into an Assignment of the Lease Agreement by and between Geosearch and Yellow Jacket Mines, Inc to USAC.

3. On 9 September 1994, Geosearch and USAC entered into a Security Agreement regarding a lawsuit filed by Geosearch against USAC, No. CV94-28.

4. On 9 September 1994. Geosearch and USAC agreed to a Division Order with the First State Bank of Thompson Falls, Mt.

                              AGREEMENT

     Now, therefore, it is agreed that USAC will issue 122,926 shares of USAC common stock to Tim Gillespie and 122,926 share of USAC common stock to William C. Crockett for the full and complete satisfaction of all covenants, royalties, and interest due Geosearch, Tim Gillespie and William C. Crockett under the 4 Agreements abovementioned under Recitals:

Dated this _______day of ___________, 1999
Geosearch, Inc                          United States Antimony Corporation

______________________________               /s/ John C. Lawrence
Tim Gillespie                                John C. Lawrence


/s/ William C. Crokett
William C. Crockett